UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.     )

Filed by the Registrant  ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☑  Definitive Additional Materials
☐  Soliciting Material Pursuant to § 240.14a-12

Target Corporation
(Name of Registrant as Specified In Its Charter)

Pershing Square, L.P.
Pershing Square II, L.P.
Pershing Square IV Trade-Co, L.P.
Pershing Square IV-I Trade-Co, L.P.
Pershing Square International, Ltd.
Pershing Square International IV Trade-Co, Ltd.
Pershing Square International IV-I, Ltd.
Pershing Square Capital Management, L.P.
PS Management GP, LLC
Pershing Square GP, LLC
Pershing Square Holdings GP, LLC
William A. Ackman
Michael L. Ashner
James L. Donald
Ronald J. Gilson
Richard W. Vague
Ali Namvar
Roy J. Katzovicz
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2)	Form, Schedule or Registration Statement No.:

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4)	Date Filed:

The following are the contents of Pershing Square’s website www.TGTtownhall.com.

TGT Town Hall
Monday, May 11, 2009 11:00 AM Eastern
AXA Equitable Theater, 787 7th Ave., New York, NY
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Download Board Nominee Biographies
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Additional Information:
In connection with Target’s 2009 Annual Meeting of Shareholders, Pershing Square Capital Management, L.P. and certain of its affiliates (collectively, “Pershing Square”) filed a definitive proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”) on May 1, 2009 containing information about the solicitation of proxies for use at the 2009 Annual Meeting of Shareholders of Target Corporation. The definitive proxy statement and the GOLD proxy card were first disseminated to shareholders of Target Corporation on or about May 2, 2009.
SHAREHOLDERS OF TARGET ARE URGED TO READ THE PROXY STATEMENT CAREFULLY BECAUSE IT CONTAINS IMPORTANT INFORMATION. The definitive proxy statement and other relevant documents relating to the solicitation of proxies by the Participants are available at no charge on the SEC’s website at http://www.sec.gov. In addition, shareholders can also obtain free copies of the definitive proxy statement and other relevant documents at www.TGTtownhall.com or by calling Pershing Square’s proxy solicitor, D. F. King & Co., Inc., at 1 (800) 290-6427.
Pershing Square and certain of its members and employees and Michael L. Ashner, James L. Donald, Ronald J. Gilson and Richard W. Vague (collectively, the “Participants”) are deemed to be participants in the solicitation of proxies with respect to Pershing Square’s nominees. Detailed information regarding the names, affiliations and interests of the Participants, including by security ownership or otherwise, is available in Pershing Square’s definitive proxy statement. Any internet addresses provided herein are for informational purposes only and are not intended to be hyperlinks.

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Biographies of Shareholder Nominees
William A. Ackman

Bill Ackman is the founder and managing member of the general partner of Pershing Square Capital Management, L.P., an investment adviser founded in 2003 and registered with the Securities and Exchange Commission. Pershing Square is a concentrated research-intensive fundamental value investor in long and occasionally short investments in the public markets, typically focusing on large-cap and mid-cap companies.
Bill, through Pershing Square, has a consistent track record of identifying opportunities and working with companies to implement strategies that create value for shareholders. Pershing Square has played a significant role in creating shareholder value at such companies like Plains Resources, Sears Roebuck & Company, Wendy’s International, McDonald’s, Sears Canada, Ceridian Corporation, and most recently Longs Drugs.

Bill is a member of the Board of Dean’s Advisors of Harvard Business School and a Trustee of the Pershing Square Foundation which has funded grants in areas including inner city education, global health care delivery, poverty, human rights, venture philanthropy, urban planning and beautification, and the arts,
Bill received an MBA from Harvard Business School and a Bachelor of Arts magna cum laude from Harvard College.
Michael L. Ashner

Michael Ashner is a senior executive in the real estate investment and management businesses. He is currently the Chairman and Chief Executive Officer of Winthrop Realty Trust, a NYSE-listed REIT. Through Winthrop Realty Partners, L.P., a property management firm of which he has served as a senior executive since 1996 and currently serves as Chairman and CEO, Michael oversees the property management of more than 20,000,000 square feet of occupied commercial real estate, including over 11,000,000 square feet owned by him and his affiliates.
Since 1991, Michael and his team have acquired and/or managed well over $12 billion of real estate properties in 45 states, including more than 85,000 apartment units, 50 million square feet of office, retail and industrial space and 10,000 hotel rooms. Michael and his team have managed over 500 partnerships, at least 40 of which were public companies with over 100,000 investors, including five separate publicly-traded REITs.

Previously, Michael served as Executive Chairman of Lexington Realty Trust, a NYSE-listed REIT, and Chairman and CEO of Shelbourne Properties family of REITs. In addition, since 1981, Michael has been the President and principal shareholder of Exeter Capital Corporation, a real estate investment banking firm.
In the course of his distinguished career, Michael has served on the boards of a number of public companies. Currently, he sits on the board of Winthrop Realty Trust and NBTY, Inc., a manufacturer and distributor of nutritional supplements. In the past, he served on the boards of Great Bay Hotel and Casino, Inc. (a hotel and gaming company), Interstate Hotel Corporation (a hotel management company), Nexthealth, Inc. (a publicly traded resort company), Burnham Pacific Properties, Inc. (a publicly traded REIT), Shelbourne Properties I, Inc., Shelbourne Properties II, Inc., Shelbourne Properties III, Inc. and Sizeler Property Investors, Inc. (a REIT which primarily invests in income producing shopping and apartment communities in the southeastern U.S.).
Michael has an A.B. in Philosophy and Government from Cornell University and a J.D. from the University of Miami School of Law.

James L. Donald

Jim Donald is a private investor and a seasoned senior executive in the retail industry. Most recently, Jim led Starbucks Corporation and currently serves as a member of the Board of Directors of Barry Callebaut AG, a leading global manufacturer of high-quality cocoa and chocolate. Jim also currently serves as a member of Rite Aid’s Board of Directors, a position that he will resign if elected to Target’s Board of Directors. He is well known throughout the business community as an energetic, hands-on manager who believes that human connections drive success.
Jim joined Starbucks in October 2002 as president of its North American operations and served as Chief Executive Officer of the overall company from 2005 to 2008. During Jim’s time at Starbucks, the company experienced strong growth and performance driven by a connection between consumers and the Starbucks brand. Under Jim’s leadership, Starbucks also exhibited a strong commitment to corporate social responsibility.

Jim’s experience in consumer-oriented businesses began when he was 16, as a trainee at a Publix supermarket. He joined Albertson’s in 1976, quickly rose through the ranks and eventually headed Albertson’s operations in Phoenix.
Following his experience at Albertson’s, Jim was handpicked by Sam Walton in 1991 to help lead Wal-Mart’s key development and expansion of the Wal-Mart Super Center, supervising all merchandising, distribution and store design.
After his highly successful tenure at Wal-Mart, Jim served as President and Manager of Safeway Inc.’s 130-store Eastern Division from 1994 to 1996 and as President and Chief Executive Officer of Pathmark Stores, Inc. from 1996 until joining Starbucks.
In addition to his hands-on management experience, Jim has served on a number of corporate boards over the course of his career, including Nash Finch Co. and Plainbridge LLC.
Jim earned his Bachelor’s Degree in Business Administration from Century University while working full-time at Albertson’s. He begins as an “executive in residence” at the University of Washington’s Bothell campus in the Spring of 2009.
Ronald J. Gilson

Ron Gilson is a world renowned expert in the field of corporate governance, corporate law and corporate acquisitions. One of the country’s most influential scholars in these fields, Ron is the Charles J. Meyers Professor of Law and Business at Stanford Law School and the Marc and Eva Stern Professor of Law and Business at Columbia University School of Law.
Ron is one of the most innovative, prolific and accomplished scholars in the field of corporate law today. He is the author of major casebooks on corporate law and the law and finance of acquisitions, and has published more than 70 articles in law and economics journals. He has written widely on U.S. and comparative corporate governance and on venture capital and was selected to be among a distinguished group of “reporters” on the American Law Institute’s Corporate Governance Project.

Among his notable appointments, Ron is a fellow of the American Academy of Arts and Sciences and the European Corporate Governance Institute. His service as a thought leader on the subject of U. S. and comparative corporate governance internationally includes current positions as a member of the Academic Advisory Board of the Institute for Law and Finance, Johann Wolfgang Goethe-Universität, Frankfurt, Germany, and the U.S. director of the annual Transatlantic Corporate Governance Dialogue organized by the European Corporate Governance Institute, the Brookings Institution and Columbia University School of Law. He has previously served, among other appointments, as a member of the Board of Directors of the American Law and Economics Association, a member of the Scientific Committee of the European Corporate Governance Network at the European Science Foundation, a member of the California State Senate Commission on Corporate Governance,

Shareholder Rights, and Securities Transactions.
Ron also serves as the independent Chairman of the Boards of Directors of certain of the American Century Mountain View Mutual Funds, which manage over $26 billion in assets.
Ron was an experienced practitioner of corporate and securities law before entering academia. He was a partner at a San Francisco corporate law firm and clerked for Chief Judge David L. Bazelon of the U.S. Court of Appeals for the District of Columbia Circuit.
Ron has an A.B. from Washington University and a J.D. from Yale Law School.
Richard W. Vague

Richard Vague is a long-time executive in the financial services industry, with over 30 years of experience in business-to-business and business-to-consumer marketing. He is the co-founder and currently serves as the Chief Executive Officer of Energy Plus Holdings LLC, a Philadelphia-based, progressive, independent energy service company that seeks to supply electricity to homes and small businesses with low cost and innovative services.
Prior to entering the energy services business in 2007, Richard had a distinguished career in the financial service industry, with a focus on consumer credit cards and payment processing, where he earned a reputation as a shrewd competitor, talented executive and an innovator.

Richard served as Chairman and Chief Executive Officer of First USA, a company that he co-founded in 1984, which grew from a start-up to the single largest Visa issuer in the United States, and which was sold to Bank One in 1997. Richard also served as Chairman of Paymentech, the merchant processing subsidiary of First USA. Under his leadership, First USA grew from $200 million in loans and 250 employees to $70 billion in loans and 22,000 employees, and transformed the industry with its cutting-edge marketing techniques and strong profit growth.
Richard also served as the Chief Executive Officer of Juniper Financial, a direct consumer credit card bank that he co-founded in 2000, which grew to over 4 million customers, $4 billion in loans and over 1,500 employees. By 2005, Juniper was the fastest growing major credit card issuer in the United States. Juniper was sold to Barclays in 2004 and Richard continued his career as the Chief Executive Officer of Barclays Bank Delaware until 2007, helping to make Barclays Bank one of the top 10 credit card issuers in the United States.
In addition to his success as an executive, Richard served as a director of Heartland Payment Systems, a provider of bank card payment processing services to merchants, and of Agora Marketing and the University of Pennsylvania Press.
On top of his professional service, Richard is a member of the Dean’s Advisory Council, Tisch School, New York University, and serves on the Foreign Policy Advisory Board, New America Foundation and the U.S. State Department Advisory Committee on International Economic Policy. Richard is also a director of the Philadelphia Live Arts and Fringe Festival.
Richard received a B.S. in communication from the University of Texas at Austin.
Additional Information
In connection with Target’s 2009 Annual Meeting of Shareholders, Pershing Square Capital Management, L.P. and certain of its affiliates (collectively, “Pershing Square”) filed a definitive proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”) on May 1, 2009 containing information about the solicitation of proxies for use at the 2009 Annual Meeting of Shareholders of Target Corporation. The definitive proxy statement and the GOLD proxy card were first disseminated to shareholders of Target Corporation on or about May 2, 2009.
SHAREHOLDERS OF TARGET ARE URGED TO READ THE PROXY STATEMENT CAREFULLY BECAUSE IT CONTAINS IMPORTANT INFORMATION. The definitive proxy statement and other relevant documents relating to the solicitation of proxies by the Participants are available at no charge on the SEC’s website at http://www.sec.gov. In addition, shareholders can also obtain free copies of the definitive proxy statement and other relevant documents at www.TGTtownhall.com or by calling Pershing Square’s proxy solicitor, D. F. King & Co., Inc., at 1 (800) 290-6427.
Pershing Square and certain of its members and employees and Michael L. Ashner, James L. Donald, Ronald J. Gilson and Richard W. Vague (collectively, the “Participants”) are deemed to be participants in the solicitation of proxies with respect to Pershing Square’s nominees. Detailed information regarding the names, affiliations and interests of the Participants, including by security ownership or otherwise, is available in Pershing Square’s definitive proxy statement.
Cautionary Statement Regarding Forward-Looking Statements
These biographies contain forward-looking statements. All statements contained in these biographies that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. These statements are based on current expectations of Pershing Square and currently available information. They are not guarantees of future performance, involve certain risks and uncertainties that are difficult to predict and are based upon assumptions as to future events that may not prove to be accurate. Pershing Square does not assume any obligation to update any forward-looking statements contained in these biographies.

HOW TO VOTE

Street-Name Holders
If you hold your shares though a custodian bank or broker, you can send your GOLD voting instruction form back in the provided postage-paid return envelope or vote your shares electronically by the following two methods:
Internet:
1. Go to www.proxyvote.com.
2. Enter the 12-digit Control Number located on the label of your voting form.
3. Follow the instructions provided.
Telephone:
1. Please call toll-free (800) 454-8683.
2. Enter the 12-digit Control Number located on the label of your voting form.
3. Follow the instructions provided.

Registered Holders
If you are a registered name shareholder, you can send your GOLD proxy card back in the provided postage-paid return envelope or vote your shares electronically by the following two methods:
Internet:
1. Go to https://www.tabulationsplus.com/tgt
2. Enter the Control Number located on the label of your proxy card.
3. Follow the instructions provided.
Telephone:
1. Please call toll-free (866) 395-9261.
2. Enter the Control Number located on the label of your proxy card.
3. Follow the instructions provided.
If you have any questions or need additional copies of our proxy materials:
Please Call Toll-Free
(800) 290-6427
Banks & Brokerage Firms Call:
(212) 269-5550
Additional Information
In connection with Target’s 2009 Annual Meeting of Shareholders, Pershing Square Capital Management, L.P. and certain of its affiliates (collectively, “Pershing Square”) filed a definitive proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”) on May 1, 2009 containing information about the solicitation of proxies for use at the 2009 Annual Meeting of Shareholders of Target Corporation. The definitive proxy statement and the GOLD proxy card were first disseminated to shareholders of Target Corporation on or about May 2, 2009.

SHAREHOLDERS OF TARGET ARE URGED TO READ THE PROXY STATEMENT CAREFULLY BECAUSE IT CONTAINS IMPORTANT INFORMATION. The definitive proxy statement and other relevant documents relating to the solicitation of proxies by the Participants are available at no charge on the SEC’s website at http://www.sec.gov. In addition, shareholders can also obtain free copies of the definitive proxy statement and other relevant documents at www.TGTtownhall.com or by calling Pershing Square’s proxy solicitor, D. F. King & Co., Inc., at 1 (800) 290-6427.
Pershing Square and certain of its members and employees and Michael L. Ashner, James L. Donald, Ronald J. Gilson and Richard W. Vague (collectively, the “Participants”) are deemed to be participants in the solicitation of proxies with respect to Pershing Square’s nominees. Detailed information regarding the names, affiliations and interests of the Participants, including by security ownership or otherwise, is available in Pershing Square’s definitive proxy statement.